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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                        Commission File Number 1-5674

     Date of Report (date of earliest event reported): DECEMBER 3, 2003


                            ANGELICA CORPORATION
           (Exact name of registrant as specified in its charter)

                 MISSOURI                                43-0905260
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)

        424 SOUTH WOODS MILL ROAD
         CHESTERFIELD, MISSOURI                         63017-3406
(Address of principal executive offices)                (Zip Code)


                               (314) 854-3800
            (Registrant's telephone number, including area code)


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ITEM 11.   TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE
           BENEFIT PLANS

           UMB Bank has transferred its responsibilities for recordkeeping and administration of the Angelica Corporation Retirement Savings Plan (401(k) to Marshall & Ilsley Trust Company, which triggers a requirement for a blackout period on transactions in the Company's Common Stock. On November
25, 2003 Angelica Corporation (the "Registrant") received the notice from Marshall & Ilsley Trust Company with respect to the expected blackout periods as required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974. The investment blackout period during which participants, including executive officers, will be unable to request future investment election changes or investment election transfers is expected to extend from January 26 through February 15, 2004. During the blackout period, a director or executive officer may not, directly or indirectly, purchase, sell or otherwise acquire or transfer any of the Registrant's
Common Stock that the director or executive officer acquires or previously acquired in connection with his or her service or employment with the Registrant.

           Inquiries concerning the blackout period may be submitted to: Melva Ruff Pete, Vice President-Human Resources, Angelica Corporation, 424 South Woods Mill Road, Chesterfield, MO 63017-3406, phone: (314) 854-3823.

           This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, unless the Registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933 or Securities Exchange Act of 1934.

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                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2003

                               ANGELICA CORPORATION



                               By: /s/ T. M. Armstrong
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                                   T. M. Armstrong
                                   Senior Vice President-Finance and
                                   Administration and Chief Financial Officer